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                                                                   EXHIBIT 10.18

                               TERMINATION AGREEMENT

THIS AGREEMENT, ("TERMINATION AGREEMENT") effective December 31, 1997 is by and among Nicollet Process Engineering, Inc., a Minnesota corporation located at 420 North 5th Street, Suite 1040 Ford Centre, Minneapolis, Minnesota 55401 ("NPE") and Richard Koontz residing at 260 Cimarron Road, Apple Valley, Minnesota 55124 ("KOONTZ"), and amends and is made part of the Employment Agreement that was effective as of August 31, 1996 ("EMPLOYMENT AGREEMENT").

Whereas NPE values KOONTZ's contributions, it is NPE's wish to reduce expenses by, among other things, terminating the employment of KOONTZ in accordance with the terms of paragraph 3.2.d of that EMPLOYMENT AGREEMENT, and

Whereas it is also NPE's desire to modify the termination payment terms so as to reduce the immediate out-of-pocket cashflow; and wishes to ensure that KOONTZ bears no continuing responsibilities or duties as an employee of NPE,

Therefore, it is agreed:

That the EMPLOYMENT AGREEMENT Termination Date as defined in paragraph 3.2 of that agreement shall be January 1, 1998;

That the "Compensation Upon Termination" as defined in paragraph 3.3 of that EMPLOYMENT AGREEMENT shall consist of the amount of $50,000 paid over 13 consecutive payments of $3,846.15 each, beginning Friday January 16, 1998 and continuing every two weeks thereafter until paid in full;

That KOONTZ will be paid a lump sum amount on or before December 31, 1997 for any unpaid salary and unused employee benefits for the period ending January 1, 1998, combined with the Employment Agreement bonus (paragraph 2.2.a) of one-third of one percent of the amount of sales for the fiscal year ending August 30, 1997 that exceeded $2 million;

That in a separate consulting agreement ("CONSULTING AGREEMENT"), Object Technology Group, Inc. agrees to provide KOONTZ's services to NPE from time to time as is mutually agreeable, at rates and terms defined in that agreement, for the period ending August 30, 1998;

That KOONTZ is expected to take on full-time work with another entity immediately, at a salary commensurate with or greater than that at NPE. Nothing in this or any agreement shall be construed to mean that the amount payable to KOONTZ shall be reduced as a result.

SUCCESSORS AND ASSIGNS

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This Agreement is binding on and inures to the benefit of the Company's and
KOONTZ's successors and assigns, provided however, that the Company may assign the Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

GOVERNING LAW

The laws of Minnesota will govern the validity, construction, and performance of this Agreement. Any legal proceeding related to this Agreement will be brought to an appropriate Minnesota court, and NPE and KOONTZ hereby consent to the exclusive jurisdiction of that court for this purpose.

CONSTRUCTION

Wherever possible, each provision of Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision will remain effective to the extent not declared invalid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid on other jurisdictions.

ENTIRE AGREEMENT

This Agreement supercedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement, and is made part of the EMPLOYMENT AGREEMENT referred to above.

NOTICES

All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be effective five days after mailing to the addresses stated at the beginning of this Agreement. These addresses may be changed at any time by like notice.

The parties hereto have executed this Agreement effective the day and year first above written.

NICOLLET PROCESS ENGINEERING, INC.

By:  /s/ Robert A. Pitner
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         Robert A. Pitner
         Its:  President and Chief Executive Officer

EMPLOYEE

/s/ Richard Koontz
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Richard Koontz